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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 18, 2000




                           TRANSWESTERN HOLDINGS L.P.
             (Exact name of registrant as specified in its charter)



    DELAWARE                       333-42117                     33-0560667
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

               8344 CLAIREMONT MESA BOULEVARD, SAN DIEGO, CA 92111 (Address of principal executive offices) (Zip Code)

                                  858-467-2800
              Registrant's telephone number, including area code:







                              Total No. of Pages: 3


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Item 2: Acquisition or Disposition of Assets.

On July 18, 2000, TransWestern Publishing Company LLC (the Company), a wholly-owned subsidiary of TransWestern Holdings, L.P. acquired 9 Directories in Florida and Louisiana from The New York Times Company for cash in the amount of approximately $16.6 million, which was funded with borrowings under the Company's revolving credit facility. The Company also assumed certain liabilities of The New York Times Company totaling approximately $0.3 million. The acquisition will be accounted for as a purchase and accordingly the purchase price will be allocated to the tangible and intangible assets acquired based on their respective fair values at the date of acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 24, 2000
                              TransWestern Holdings, L.P.
                              ---------------------------
                                      [Name of Registrant]

                              By: TransWestern Communications Company, Inc.
                                  -----------------------------------------
                                      (General Partner)

                              By: /s/ Joan M. Fiorito
                                  -------------------
                                  Name: Joan M. Fiorito
                                  Title: Vice President,
                                         Chief Financial Officer
                                         & Assistant Secretary
                               (Principal Financial and Accounting Officer)


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                                  Exhibit Index

Exhibit Number      Description of Exhibit
--------------      ----------------------
2.1                 Asset Purchase Agreement dated as of June 23, 2000, between
                    TransWestern Publishing Company LLC and The New York Times
                    Company.

99.1                Press release dated June 26, 2000

99.2                Press release dated July 19, 2000




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